                           CALCULATION AGENT AGREEMENT

      CALCULATION AGENT AGREEMENT dated as of November 25, 1997 (the "Agreement"), by and between BRAVO Trust Series 1997-1, a trust established under the laws of the state of Delaware pursuant to the declaration of trust and trust agreement dated November 25, 1997 (the "Trust Agreement") with The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), and Lehman Brothers Inc. ("Lehman" or the "Calculation Agent"). The Trust will issue $500,000,000 aggregate amount of trust certificates (the "Trust Certificates") on the date hereof, which will represent two classes of undivided interests in the Trust. The Trust Certificates are being offered by means of an Offering Circular (the "Offering Circular") dated November 25, 1997 and an Offering Circular Supplement (the "Supplement") dated November 25, 1997. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement, the Offering Circular or the Supplement.

                                   WITNESSETH:

              WHEREAS, the Trust desires to appoint Lehman to render certain services to the Trust as Calculation Agent in the manner and on the terms hereinafter set forth and Lehman desires to serve as such Calculation Agent for the Trust:

              NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, Lehman and the Trust hereby agree as follows:

              Section 1. DUTIES OF THE CALCULATION AGENT. The Trust hereby appoints Lehman to perform the calculation of LIBOR as set forth in the Supplement and perform such other services as are set forth in the Trust Agreement. Lehman hereby accepts such appointment and agrees to render such services and to assume the obligations of the Calculation Agent under the terms and conditions herein set forth.

              Section 2. COMPENSATION OF THE CALCULATION AGENT. The Calculation Agent shall perform its duties hereunder without compensation (other than any compensation it may receive for acting as the Initial Purchaser of or as a Remarketing Agent for the Trust Certificates).

              Section 3. LIMITATION OF LIABILITY OF THE CALCULATION AGENT . The Calculation Agent shall not be liable in contract, tort or otherwise to the Trust for any losses, costs or damages arising out of its performance of its obligations and duties hereunder except for willful misconduct, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of the Calculation Agent's obligations and duties hereunder.

              Section 4. INDEMNIFICATION OF THE CALCULATION AGENT. The Trust shall indemnify and hold harmless Lehman as follows:

              (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of Lehman's performance of the services and assumption of the obligations of the Calculation Agent under the terms and conditions herein set forth; and

              (2) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by Lehman) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any of the foregoing, to the extent that any such expense is not paid under (1) above.

              All payments hereunder shall be subordinated to the prior payment in full of all amounts then due and owing with respect to the Class A Trust Certificates.

              Section 5. TERM OF THIS AGREEMENT. This Agreement, which shall be a binding agreement as of the date hereof, shall terminate upon the earliest to occur of (a) the termination of the Trust Agreement, (b) 30 days after the replacement of Lehman pursuant to Section 9 hereof, or (c) termination of the Remarketing Agreement between the Trust and Lehman.

              Section 6. AMENDMENTS. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom by any party hereto shall in any event be effective unless (i) the Rating Agencies shall have notified the Market Agent that such amendment or waiver shall not cause the rating of the Trust Certificates to be reduced, suspended or withdrawn and (ii) the same shall be in writing and signed by the party against which enforcement of such amendment or waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              Section 7. NOTICE ADDRESSES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be deemed to have been duly given if sent by facsimile transmission (a) if to the Calculation Agent, to the number set forth below and (b) if to the Trustee or to the Trust, as set forth in the Trust Agreement:

If to Lehman:                     Lehman Brothers Inc.
                                  3 World Financial Center, 12th Flr.
                                  New York, New York 10285
                                  Attention: Commercial Paper Product Management

                                  Facsimile: (212) 528-6925
                                  Telephone confirmation no.: (212) 526-2069

              Section 8. ASSIGNMENT. This Agreement may not be assigned by the Calculation Agent without the prior consent of the Trustee.

              Section 9. REPLACEMENT OF LEHMAN. Upon the resignation of Lehman hereunder, the Trust shall terminate the employment of Lehman as Calculation Agent hereunder and appoint the Trustee or its designee as successor Calculation Agent. The Trustee may delegate or subcontract its duties as successor Calculation Agent hereunder and shall not be responsible to the Trust for any misconduct or negligence on the part of any such delegate or subcontractor so long as such delegate or subcontractor was chosen with due care.

              Section 10. NO PETITION. Lehman hereby covenants and agrees that it will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement.

              Section 11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state (without reference to choice of law doctrine).

              Section 12. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Calculation Agent Agreement as of the day and year first above written.

                                       LEHMAN BROTHERS INC.



                                       By: /s/ Kyle L. Miller
                                           -----------------------------
                                         Name: Kyle L. Miller
                                         Title: Senior Vice President




                                       BRAVO TRUST SERIES 1997-1

                                       By:  THE BANK OF NEW YORK
                                            not in its individual capacity but
                                            solely as Trustee under the Trust
                                            Agreement




                                       By: /s/ Cheryl L. Laser
                                           -----------------------------
                                         Name:  CHERYL L. LASER
                                         Title:  Assistant Vice President